UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☒ Soliciting Material under § 240.14a-12

ELECTRAMECCANICA VEHICLES CORP.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On January 11, 2024, ElectraMeccanica Vehicles Corp. (“ElectraMeccanica”) and Xos, Inc. (“Xos”) announced entry into an arrangement agreement, pursuant to which Xos will acquire all of the issued and outstanding common shares of ElectraMeccanica pursuant to a plan of arrangement under the Business Corporations Act (British Columbia).

This Schedule 14A filing consists of blog posts that were added to the ElectraMeccanica microsite for the proposed transaction on February 1, 2024 and which may be used in ElectraMeccanica’s social media posts.

Blog Posts to ElectraMeccanica Microsite for the Proposed Transaction

Xos Recognized as a Deloitte Technology Fast 500 Company

It’s an exciting time for our potential combination partner, Xos. Recently, Deloitte recognized the company as a 2023 Technology Fast 500™ award recipient.

At ElectraMeccanica, we have been vocal about the long-term value we believe combining with Xos represents for our shareholders. Clearly, we are not alone in our positive views about the company’s growth. This is Xos’ second consecutive year being named a Deloitte Technology Fast 500 company - and it now ranks as the 51st fastest-growing technology, media, telecommunications, life sciences, fintech, and energy tech business in North America, compared to last year’s position of 102. Deloitte calculated that Xos grew 3,071 percent from 2019 - 2022, compared to the median growth rate of companies on the list of 497%.

Other publicly traded companies historically recognized on the Deloitte Fast 500 list have demonstrated sustained revenue and business growth.

Make sure to check back to our microsite for Xos news and updates, and reach out to our shareholder relations team at: IR@emvauto.com with any questions.

Call with the Xos CEO

Following the announcement of our proposed combination with Xos, Dakota Semler, Xos Chairman and CEO, and I addressed shareholders during a live webcast on Wednesday, January 24th.

During the call, Dakota and I talked through why it makes sense to combine our respective companies.

The conversation covered a lot of critical information about Xos and its business. It’s important for all of you, even as EMV shareholders, to listen to those parts of the call - not just to focus on the areas about ElectraMeccanica.

Why? Because Dakota explains the successful, growing EV manufacturing business that potentially will become your business.

Put another way: to understand why this combination makes sense for EMV shareholders, EMV investors must come to understand just how strong a business Xos truly is.

Also, shareholders should come to recognize the possibility that owning a portion of such a business arguably has greater long-term value than the present value of either EMV shares, Xos shares, or EMV cash alone.

Ultimately, as we explain in the call, we believe ElectraMeccanica’s cash will create greater value as working capital in partnership with Xos, a strong and growing business, than it could outside such a business.

So at base, the potential combination makes sense for our shareholders because it gives you exposure to, and ownership of, a commercial EV business that we believe is differentiated by its performance, its products, its customers and its regulatory tailwinds.

With that rationale in mind, here are some key highlights about the proposed combination:

●	Xos has been in-market for some time and its manufacturing is ramping up fast, so while it’s still early in its commercial lifecycle, it’s far from unproven, which benefits EMV shareholders. Xos has delivered over 600 electric trucks in the last four years, with 110 units sent to large fleet customers just in the fourth quarter of 2023 alone - representing 90% year-over-year delivery growth. They also had sequential increases in deliveries in each and every quarter of 2023.

●	The addition of EMV’s working capital will help Xos grow and strengthen its business faster. We believe the proposed combination between Xos and ElectraMeccanica will create a combined business with a stronger balance sheet for the combined company and provide working capital for the combined company to accelerate scaling operations faster than it could on its own.

●	EMV shareholders will benefit from Xos’ rare status in the EV sector as a business with strong unit economics. Xos is among the few commercial EV OEMs that have achieved gross margin profitability.

●	EMV shareholders will be advantaged long term by the fact that customers love Xos’ products. The EMV board and management team met with Xos’ customers to learn about their experience working with the business and came away impressed with customers’ feedback.

●	These customers are large fleet operators, giving EMV shareholders the chance to share in a company benefiting from a sophisticated, well-capitalized buyer base. Comprising an expanding list of household name customers, such as FedEx Ground, Penske and Cintas.

●	Regulatory incentives favor Xos’ business, advantaging EMV shareholders in the context of the potential deal. There is considerable external support from state and federal regulators that may further Xos’ leadership in the EV truck space. For example, as of this month, the state of California is mandating any new delivery trucks purchased by fleet operators that deliver in the state buy only electric - or that by 2025, 10% of its total fleet must be electrified.

I hope all our shareholders will have the opportunity to listen to the conversation about how the two businesses fit together. Also, please don’t hesitate to reach out to our shareholder relations team at IR@emvauto.com with any questions you have about our proposed agreement.

Sincerely,

Susan E. Docherty

ElectraMeccanica CEO and Board Member

Next Generation Xos Hub and Xcel Energy Purchase

We wanted to make sure EMV shareholders saw the exciting news yesterday that Xos launched a new version of its innovative mobile charging unit, The Xos Hub™ and announced a brand new large-scale utility customer, Xcel Energy.

Xcel Energy plans to use the Xos Hub as a temporary charging solution at construction sites where zero-emission vehicles are deployed, enabling the electrification of worksites. This $30 billion-plus market cap energy company represents another customer-success milestone for Xos. The milestone also demonstrates the versatility of Xos’ electrification products, which include Xos electric stepvans used by large fleet operators like FedEx Ground and Penske. Specifically, it’s notable that the Xos Hub can be used with any electric vehicle and equipment that is CCS1 compatible. This makes it a selling point for any company looking to help build out EV charging infrastructure - including utilities, car rental companies, construction companies, and more.

For EMV shareholders, this is another proof point underscoring the strength and growth potential of Xos’ business.

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Additional Information and Where to Find It

In connection with the proposed transaction, Xos and ElectraMeccanica have filed with the U.S. Securities and Exchange Commission (the “SEC”) a joint preliminary proxy statement, including a preliminary management information circular, and intend to file a definitive proxy statement, including a definitive management information circular, and other relevant documents relating to the proposed transaction. Promptly after filing the joint definitive proxy statement with the SEC, Xos and ElectraMeccanica will mail the joint definitive proxy statement, including management information circular, and a proxy card to Xos’ stockholders and ElectraMeccanica’s shareholders as of the record date established for voting on the matters related to the proposed transaction and any other matters to be voted on at the special meetings of Xos’ stockholders and ElectraMeccanica’s shareholders, respectively. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENTS AND MANAGEMENT INFORMATION CIRCULARS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), AS APPLICABLE, AND ANY OTHER DOCUMENTS THAT XOS AND ELECTRAMECCANICA WILL FILE WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, OR INCORPORATE BY REFERENCE IN THE JOINT PROXY STATEMENTS AND MANAGEMENT INFORMATION CIRCULARS, AS APPLICABLE, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Security holders may obtain free copies of the joint preliminary and definitive proxy statements and management information circulars (including any amendments or supplements thereto) and any other relevant documents filed by Xos and ElectraMeccanica with the SEC in connection with the proposed transaction (when they become available) on the SEC’s website at www.sec.gov, on the Canadian System for Electronic Document Analysis and Retrieval+ website at https://www.sedarplus.ca/, on Xos’ website at www.xostrucks.com, by contacting Xos’ investor relations via email at investors@xostrucks.com, on ElectraMeccanica’s website at https://ir.emvauto.com, or by contacting ElectraMeccanica’s Investor Relations via email at IR@emvauto.com, as applicable.

Participants in the Solicitation

Xos and its directors and certain of its executive officers, consisting of Stuart Bernstein, Burt Jordan, Alice K. Jackson, George N. Mattson and Ed Rapp, who are the non-employee members of the board of directors of Xos, Dakota Semler, Chief Executive Officer and a director of Xos, Giordano Sordoni, Chief Operating Officer and a director of Xos, Liana Pogosyan, Vice President of Finance and Acting Chief Financial Officer of Xos, and Christen Romero, General Counsel of Xos, are participants in the solicitation of proxies from the stockholders of Xos in connection with matters related to the proposed transaction and any other matters to be voted on at the special meeting of stockholders of Xos. Information regarding Xos’ directors and certain of its executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, can be found under the captions “Security Ownership of Certain Beneficial Owners and Management,” “Executive Compensation-Outstanding Equity Awards at 2022 Fiscal Year-End,” and “Executive Compensation-Director Compensation” contained in Xos’ definitive proxy statement on Schedule 14A for its 2023 annual meeting of the stockholders (the “2023 Xos Proxy Statement”), which was filed with the SEC on April 20, 2023. To the extent that Xos’ directors and executive officers and their respective affiliates have acquired or disposed of security holdings since the applicable “as of” date disclosed in the 2023 Xos Proxy Statement, such transactions have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their interests will be contained in the joint preliminary and definitive proxy statements and management information circulars for Xos’ special meeting of stockholders and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

ElectraMeccanica and its directors and certain of its executive officers, consisting of Luisa Ingargiola, Dietmar Ostermann, Michael Richardson, Steven Sanders, David Shemmans and Joanne Yan, who are the non-employee members of the board of directors of ElectraMeccanica, Susan Docherty, Chief Executive Officer, Interim Chief Operating Officer and a director of ElectraMeccanica, Kim Brink, Chief Revenue Officer of ElectraMeccanica, Michael Bridge, General Counsel and Secretary of ElectraMeccanica, and Stephen Johnston, Chief Financial Officer of ElectraMeccanica, are participants in the solicitation of proxies from the shareholders of ElectraMeccanica in connection with matters related to the proposed transaction and any other matters to be voted on at the special meeting of the shareholders of ElectraMeccanica. Information regarding ElectraMeccanica’s directors and certain of its executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, can be found under the captions “Security Ownership of Certain Beneficial Owners and Management,” “Executive Compensation,” and “Director Compensation” contained in ElectraMeccanica’s definitive proxy statement on Schedule 14A for its 2023 annual general meeting of shareholders (the “2023 ElectraMeccanica Proxy Statement”), which was filed with the SEC and applicable Canadian securities regulatory authorities on November 22, 2023. To the extent that ElectraMeccanica’s directors and executive officers and their respective affiliates have acquired or disposed of security holdings since the applicable “as of” date disclosed in the 2023 ElectraMeccanica Proxy Statement, such transactions have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC, including the Form 4s filed with the SEC on March 24, 2023 with respect to Michael Bridge, and on January 5, 2024 with respect to Stephen Johnston. Other information regarding the participants in the proxy solicitation and a description of their interests will be contained in the joint preliminary and definitive proxy statements and management information circulars for ElectraMeccanica’s special meeting of shareholders and any other relevant materials to be filed with the SEC and applicable Canadian securities regulatory authorities in respect of the proposed transaction when they become available.

These documents are available free of charge from the sources described in the preceding section titled “Additional Information and Where to Find It.”

Non-Solicitation

This filing will not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Safe Harbor Statement

This filing includes “forward-looking statements” within the meaning of U.S. federal securities laws and applicable Canadian securities laws. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words or expressions such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “may,” “will,” “projects,” “could,” “should,” “would,” “seek,” “forecast,” or other similar expressions. Forward-looking statements represent current judgments about possible future events, including, but not limited to statements regarding expectations or forecasts of business, operations, financial performance, prospects, and other plans, intentions, expectations, estimates, and beliefs relating to the proposed transaction between ElectraMeccanica and Xos, such as statements regarding the combined operations and prospects of ElectraMeccanica and Xos, the current and projected market, growth opportunities and synergies for the combined company, federal and state regulatory tailwinds, expectations and intentions provided by ElectraMeccanica to Xos, the expected cash balance of ElectraMeccanica at the time of the closing of the proposed transaction, expectations regarding Xos’ ability to leverage ElectraMeccanica’s assets, the expected composition of the management and the board of directors of the combined company, gross margin and future profitability expectations, and the timing and completion of the proposed transaction, including the satisfaction or waiver of all the required conditions thereto. These forward-looking statements are based upon the current beliefs and expectations of the management of ElectraMeccanica and Xos and are subject to known and unknown risks and uncertainties. Factors that could cause actual events to differ include, but are not limited to:

•	the ability of the combined company to further penetrate the U.S. market;

•	the total addressable market of Xos’ business;
•	general economic conditions in the markets where Xos operates;
•	the expected timing of any regulatory approvals relating to the proposed transaction, the businesses of ElectraMeccanica and Xos and of the combined company and product launches of such businesses and companies;
•	non-performance of third-party vendors and contractors;
•	risks related to the combined company’s ability to successfully sell its products and the market reception to and performance of its products;
•	ElectraMeccanica’s, Xos’, and the combined company’s compliance with, and changes to, applicable laws and regulations;
•	ElectraMeccanica’s, Xos’, and the combined company’s limited operating history;
•	the combined company’s ability to manage growth;
•	the combined company’s ability to obtain additional financing;
•	the combined company’s ability to expand product offerings;
•	the combined company’s ability to compete with others in its industry;
•	the combined company’s ability to protect its intellectual property;
•	ElectraMeccanica’s, Xos’, and the combined company’s ability to defend against legal proceedings;
•	the combined company’s success in retaining or recruiting, or changes required in, its officers, key employees or directors;
•	the combined company’s ability to achieve the expected benefits from the proposed transaction within the expected time frames or at all;
•	the incurrence of unexpected costs, liabilities or delays relating to the proposed transaction;
•	the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction, including with respect to the approval of Xos’ stockholders and ElectraMeccanica’s shareholders;
•	the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the definitive arrangement agreement;
•	the effect of the announcement or pendency of the transaction on the combined company’s business relationships, operating results and business generally; and
•	other economic, business, competitive, and regulatory factors affecting the businesses of the companies generally, including but not limited to those set forth in ElectraMeccanica’s filings with the SEC, including in the “Risk Factors” section of ElectraMeccanica’s Annual Report on Form 10-K filed with the SEC on April 17, 2023, ElectraMeccanica’s Quarterly Report on Form 10-Q filed with the SEC on November 3, 2023 and any subsequent SEC filings, and those set forth in Xos’ filings with the SEC, including in the “Risk Factors” section of Xos’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 and any subsequent SEC filings. These documents with respect to ElectraMeccanica can be accessed on ElectraMeccanica’s website at https://ir.emvauto.com/filings/sec-filings/default.aspx and these documents with respect to Xos can be accessed on Xos’ web page at https://www.xostrucks.com/investor-overview/ by clicking on the link “SEC Filings.”

Readers are cautioned not to place undue reliance on forward-looking statements. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of ElectraMeccanica, Xos or the combined company. Forward-looking statements speak only as of the date they are made, and ElectraMeccanica, Xos and the combined company undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other factors that affect the subject of these statements, except where they are expressly required to do so by law.